 Exhibit 99.10
NOTICE OF GUARANTEED DELIVERY OF
SHARES OF SERIES C PREFERRED STOCK OF
ENZON PHARMACEUTICALS, INC.
Pursuant to the Prospectus/Consent Solicitation/Offer to Exchange, dated January 28, 2026
Instructions for Use
Unless defined herein, terms used in this Notice of Guaranteed Delivery shall have definitions set forth in the Prospectus/Consent Solicitation/Offer to Exchange, dated January 28, 2026, filed with the U.S. Securities and Exchange Commission on January 28, 2026.
This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer if:
•
the procedure for book-entry transfer cannot be completed on a timely basis; or

•
time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal and any other required documents, to reach Continental Stock Transfer & Trust Company (the “Exchange Agent”) prior to the Expiration of the Offer.

This Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered by hand, mail, overnight courier, facsimile or electronic mail transmission to the Exchange Agent, as described in the section of the Prospectus/Consent Solicitation/Offer to Exchange entitled “Series C Exchange Offer — Procedure for Tendering Shares of Enzon Series C Preferred Stock — Guaranteed Delivery Procedures.” The method of delivery of all required documents is at the holder’s option and risk.
For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Exchange Agent at the address below prior to the Expiration of the Offer. Delivery of this notice to another address will not constitute a valid delivery. If delivered to the Offeror, the information agent or the book-entry transfer facility, a Notice of Guaranteed Delivery will not be forwarded to the Exchange Agent and such delivery to the Offeror, the information agent or the book-entry transfer facility, as the case may be, will not constitute a valid delivery.
The signature of the holder of Series C Preferred Stock on this Notice of Guaranteed Delivery must be guaranteed by an “Eligible Institution,” and the Eligible Institution must also execute the Guarantee of Delivery attached hereto. An “Eligible Institution” is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.
In addition, if the instructions to the Letter of Transmittal require a signature on a Letter of Transmittal to be guaranteed by an eligible institution, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTICE OF GUARANTEED DELIVERY OF
SHARES OF SERIES C PREFERRED STOCK OF
ENZON PHARMACEUTICALS, INC.
Pursuant to the Prospectus/Consent Solicitation/Offer to Exchange, dated January 28, 2026
TO: CONTINENTAL STOCK TRANSFER & TRUST COMPANY
1 State Street, 30th Floor
New York, NY 10004
Attention: Corporate Actions Department
The undersigned acknowledges receipt of the Prospectus/Consent Solicitation/Offer to Exchange, dated January 28, 2026 (the “Prospectus/Consent Solicitation/Offer to Exchange”), and the related Letter of Transmittal (the “Letter of Transmittal”).
By signing this Notice of Guaranteed Delivery, the holder tenders for exchange, upon the terms and subject to the conditions described in the Prospectus/Consent Solicitation/Offer to Exchange and in the Letter of Transmittal, the number of shares of Series C Non-Convertible Redeemable Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”), of Enzon Pharmaceuticals, Inc. specified below, pursuant to the guaranteed delivery procedures described in the section of the Prospectus/Consent Solicitation/Offer to Exchange entitled “Series C Exchange Offer — Procedure for Tendering Shares of Enzon Series C Preferred Stock — Guaranteed Delivery Procedures.”
DESCRIPTION OF SHARES OF SERIES C PREFERRED STOCK TENDERED
List below the shares of Series C Preferred Stock to which this Notice of Guaranteed Delivery relates.
Name(s) and Address(es) of Registered Holder(s) of Shares of Preferred Stock	Number of Shares of Preferred Stock Tendered
Total:

(1)
Unless otherwise indicated above, it will be assumed that all shares of Series C Preferred Stock listed above are being tendered pursuant to this Notice of Guaranteed Delivery.

☐
CHECK HERE IF THE SHARES OF SERIES C PREFERRED STOCK LISTED ABOVE WILL BE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE DEPOSITORY TRUST COMPANY (“DTC”) AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:
Account Number:

SIGNATURES
Signature(s) of Preferred Stock Holder(s)
Name(s) of Preferred Stock Holder(s) (Please Print)
Address
City, State, Zip Code
Telephone Number
Date
GUARANTEE OF SIGNATURES
Authorized Signature
Name (Please Print)
Title
Name of Firm (must be an Eligible Institution as defined in this Notice of Guaranteed Delivery)
Address
City, State, Zip Code
Telephone Number
Date

GUARANTEE OF DELIVERY
(Not to be used for Signature Guarantee)
The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Exchange Agent of the shares of Series C Preferred Stock tendered in proper form for transfer, or a confirmation that the shares of Series C Preferred Stock tendered have been delivered pursuant to the procedure for book-entry transfer described in the Prospectus/Consent Solicitation/Offer to Exchange and the Letter of Transmittal into the Exchange Agent’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal, or an Agent’s Message in the case of a book-entry transfer, and any other required documents, all within one (1) Over-the-Counter Bulletin Board quotation days after the date of receipt by the Exchange Agent of this Notice of Guaranteed Delivery.
The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal to the Exchange Agent, or confirmation of receipt of the shares of Series C Preferred Stock pursuant to the procedure for book-entry transfer and an Agent’s Message, within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.
Authorized Signature Name (Please Print)
Title
Name of Firm
Address
City, State, Zip Code
Telephone Number
Date